SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 12, 2005

Rockwell Collins, Inc.

(Exact name of registrant as specified in its charter)
Delaware	001-16445	52-2314475
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

400 Collins Road NE, Cedar Rapids, Iowa	52498
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 295-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01. Regulation FD Disclosure.

Registrant's press release dated January 12, 2005, regarding Rockwell Collins increasing fiscal year 2005 earnings per share guidance and setting first quarter 2005 earnings release date is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

    Press release of Registrant dated January 12, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROCKWELL COLLINS, INC.
(Registrant)

Dated: January 12, 2005	By /s/ Gary R. Chadick
Gary R. Chadick
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Registrant dated January 12, 2005.

Exhibit 99.1

Press Release

Media Contact:	Nancy Welsh
319.295.2123
nkwelsh@rockwellcollins.com

Investor Contact:	Dan Crookshank
319.295.7575
investorrelations@rockwellcollins.com

Rockwell Collins increases FY 2005 earnings per share and sales guidance; sets date for first quarter earnings release

CEDAR RAPIDS, Iowa (January 12, 2005) -- Rockwell Collins (NYSE:COL) today announced an increase in its earnings per share and sales guidance for its current 2005 fiscal year ending September 30, 2005. Fiscal year 2005 earnings per share are now expected to be in the range of $2.00 to $2.10, a 15 cent increase from its previously announced range of $1.85 to $1.95. This increase is in part due to strong sales growth in the company's first quarter ended December 31, 2004, and the company now projects that it will exceed its previous full fiscal year 2005 sales guidance of approximately $3.2 billion by about $75 million to $100 million. Enhanced operating efficiencies, particularly in the Commercial Systems business, also contributed to the increased earnings per share guidance.

The company will issue a press release containing its first quarter fiscal year 2005 financial results, as well as further information on the full fiscal year 2005 outlook, at approximately 7:30 a.m. Eastern Time, Wednesday, January 26, 2005. The company will also host an investor conference call and simultaneous webcast to be held at 9:00 a.m. Eastern Time on Wednesday, January 26, 2005, to discuss the first quarter fiscal year 2005 financial results.

Rockwell Collins Chairman, President and CEO Clay Jones and Senior Vice President and CFO Patrick Allen will conduct the conference call.

Individuals may listen to the call on the Internet at www.rockwellcollins.com, and are encouraged to access the Investor Relations portion of the company web site at least 15 minutes prior to the call to download and install any necessary software. The call will be available for replay on the Internet at www.rockwellcollins.com through Friday, February 25, 2005.

Rockwell Collins is a leader in the design, production and support of communications and aviation electronics solutions for government and commercial customers worldwide. Additional information is available at www.rockwellcollins.com.

This press release contains statements, including certain projections and business trends, that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the health of the global economy, the continued recovery of the commercial aerospace industry and the continued strength of the military communications and electronics industry; domestic and foreign government spending, budgetary and trade policies; market acceptance of new and existing products and services; performance of our products and services; potential cancellation or termination of contracts, delay of orders or changes in procurement practices or program priorities by our customers; customer bankruptcies and profitability; recruitment and retention of qualified personnel; performance of our suppliers and subcontractors; risks inherent in fixed price contracts, particularly the risk of cost overruns; risk of significant and prolonged disruption to air travel; our ability to execute to our internal performance plans such as our productivity improvement and cost reduction initiatives; achievement of our acquisition and related integration plans; continuing to maintain our planned effective tax rates; favorable outcomes of certain customer procurements, congressional approvals and regulatory mandates; and the uncertainties of the outcome of litigation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in our Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof and the company assumes no obligation to update any forward-looking statement.